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                                                                    Exhibit 99.4

                                     CONSENT

         The undersigned, hereby consents to the use of its name in the Registration Statement filed by Professional Detailing, Inc. pursuant to the Securities Act of 1933, as amended as having prepared a valuation analysis of Professional Detailing, Inc.

                                            HEMPSTEAD & CO.

                                            By: /s/ J. Mark Penny
                                                ------------------------
                                                Name:  J. Mark Penny
                                                Title: Managing Director
                                                Date:  3/27/98